Exhibit 99.1

BMHC Increases Quarterly Cash Dividend 25%
to $0.10 per Common Share

SAN FRANCISCO (May 4, 2005) - Building Materials Holding Corporation (Nasdaq: BMHC), today announced that its Board of Directors increased the quarterly cash dividend by 25% and declared the second quarter 2005 cash dividend of $0.10 per common share. The dividend is payable on July 15, 2005 to common shareholders of record as of June 24, 2005.

“This increase marks the third consecutive year that BMHC has increased its shareholder dividend,” said Robert E. Mellor, Chairman, President and Chief Executive Officer of Building Materials Holding Corporation. “The decision by the Board reflects a record of strong financial performance, our confidence regarding future earnings growth and our ongoing dedication to delivering value to shareholders. We remain committed to our long-term growth strategy and are pleased our dividend program enables our shareholders to participate in our success.”

About BMHC
BMHC, a Fortune 1000 company, is one of the largest suppliers of residential building materials and construction services in the United States. We compete in the homebuilding industry through two subsidiaries, BMC West and BMC Construction. With locations in the western and southern states, BMC West distributes building materials and manufactures building components for professional builders and contractors. BMC Construction provides construction services to high-volume production homebuilders in key growth markets in western, southern and east coast states. To learn more about BMHC, visit our website at www.bmhc.com.

Business Risks and Forward-Looking Statements
There are a number of business risks and uncertainties that affect our operations and therefore could cause future results to differ from past performance or expected results. Additional information regarding business risks and uncertainties is contained in Item 1 of our Annual Report on Form 10-K for the period ended December 31, 2004. These risks and uncertainties may include, but are not limited to:

•	demand for homebuilding which is influenced by changes in the overall condition of the U.S. economy, including job formation, interest rates and consumer confidence as well as other important factors;
•	fluctuations in our costs and availability of sourcing channels for commodity wood products and building materials;
•	changes in the business models of our customers;
•	intense competition;
•	integration of acquired businesses may not result in anticipated cost savings and revenue synergies being fully realized or it may take longer to realize than expected;
•	our ability to identify suitable acquisition candidates;
•	availability of and ability to attract, train and retain qualified individuals;
•	unanticipated weather conditions including natural catastrophic events such as earthquakes, fire, flood, hurricanes, tornadoes, etc.;
•	implementation of cost structures that align with revenue growth;
•	actual and perceived vulnerabilities as a result of terrorist activities and armed conflict; and
•	numerous other matters of a local and regional scale, including those of a political, economic, business, competitive or regulatory nature.

Certain statements made in this news release and other written or oral statements made by or on behalf of the Company may constitute forward-looking statements within the meaning of federal securities laws. Statements that are not historical or current facts, including statements about our expectations, anticipated financial results and future business prospects are forward-looking statements within the meaning of these laws. While these statements represent our current judgment on what the future may hold and we believe these judgments are reasonable, these statements involve risks and uncertainties that are important factors that could cause our actual results to differ materially from those in forward-looking statements. These factors include, but are not limited to the risks and uncertainties cited in the above paragraph and more fully described in Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2004. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date of this news release. We undertake no obligation to update forward-looking statements.

CONTACTS:	Bill Smartt	Ellis Goebel
	Senior Vice President and	Senior Vice President,
	Chief Financial Officer	Business Development and Investor
	(415) 627-9100	Relations
(415) 627-9100